UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2012

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In connection with the previously disclosed government investigation of Imperial Holdings, Inc. (the “Company”) and certain of its employees, the U.S. Attorney’s Office for the District of New Hampshire has, as of January 3, 2012, confirmed the following:

•	the government investigation is focused on the Company’s premium finance business and is not focused on the Company’s life settlements and structured settlements operations;

•	the Company’s President and Chief Operating Officer is the only member of the Company’s current senior management whom the government has designated as a target;

•	the focus of the government investigation is not on the Company’s accounting and finance departments;

•

the purpose of the government investigation is to expeditiously understand and appropriately address whether violations of federal criminal law have occurred, and it is not the government’s intention to impede the Company’s ability to otherwise conduct its life settlements and structured settlements businesses; and

•

the allegations that the government is investigating focus on whether the Company or employees in the Company’s premium finance unit played a role, whether directly or indirectly, in making misrepresentations to life insurance carriers in connection with applications for life insurance policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 9, 2012

IMPERIAL HOLDINGS, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary